CERTIFICATION FURNISHED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C SECTION 1350
The undersigned, David L. Toner, is the First Senior Vice President and Chief Financial Officer of Carver Bancorp, Inc. (the “Company”).
This certification is being furnished in connection with the filing by the Company of the Company's Quarterly Report on Form 10‑Q for the quarter ended December 31, 2014 (the “Report”).
By execution of this statement, I certify that:

a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 9, 2015	/s/ David L. Toner
David L. Toner
First Senior Vice President and Chief Financial Officer